UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

HELIOS AND MATHESON INFORMATION TECHNOLOGY INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

HELIOS AND MATHESON NORTH AMERICA INC
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On June 27, 2011, Helios and Matheson Information Technology Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) regarding compliance with NASDAQ Listing Rule 5550(a)(4) (the “Public Float Rule”) which requires the Company to have a minimum of 500,000 publicly held shares. The Company received communication from NASDAQ that, according to its calculations, as of June 23, 2011, the date that the Company effected a 1 for 2.5 reverse split of its common stock, the Company no longer meets the requirements of the Public Float Rule. NASDAQ indicated that the failure to comply with the Public Float Rule was a basis for delisting the Company’s securities.

The letter indicated that the Nasdaq Hearings Panel will consider this matter in their decision regarding the Company’s continued listing on NASDAQ. The Company was required to present its views with respect to this additional deficiency to the Panel in writing no later than July 5, 2011. If the Company failed to present its views by July 5, 2011, the Panel would make its determination based on records as presented by the Company at the hearing on February 24, 2011.

As of the date of this amendment, the information was provided in a timely manner to the Panel.

Pursuant to the plan presented by the Company at the hearing that was held on February 24, 2011, Helios and Matheson Information Technology Limited (Helios and Matheson Parent) agreed to sell its shares of the Company’s common stock to the extent required to comply with the Public Float Rule.

As of June 30, 2011 Helios and Matheson Inc, an affiliate and holder of at least 10% of the Company’s outstanding common stock (and a wholly owned subsidiary of Helios and Matheson Parent), sold about 9.86% of its shares of the Company’s common stock to an unrelated third party who is not affiliated with the Company. As of June 30, 2011, after giving effect to the reverse split that was effected on June 23, 2011, a total of 2,330,438 shares of the Company’s common stock were outstanding. Of that 607,399 shares of common stock are held by persons who are not directors, officers or 10% stockholders.

After giving effect to this sale, the following table sets forth the number of shares of common stock beneficially owned as of June 30, 2011 by (i) each of the Company’s directors, (ii) each of the executive officers, and (iii) each person known by the Company to own beneficially more than 5% of the common stock.

	Number of Shares of
	Common Stock	Percentage of
Name of Beneficial Owner	Beneficially Owned	Common Stock
Helios and Matheson Information Technology Ltd.(1)	1,723,039	73.50%
Sreenjivi Consulting Private Ltd.	230,000	9.86%
Srinivasaiyer Jambunathan, Chairman (2)	100	*
Daniel L. Thomas, Director (3)	200	*
Kishan Grama Ananthram, Director (4)	100	*
Divya Ramachandran, President, CEO and Director (5)	100	*
(1) Includes shareholdings of Helios and Matheson Inc., its wholly-owned subsidiary. Of the total, Helios and Matheson Information Technology Ltd. owns 857,148 shares and Helios and Matheson Inc. owns 865,891 shares.
(2) Consists of 100 shares of common stock issuable upon exercise of currently exercisable options.
(3) Consists of 200 shares of common stock issuable upon exercise of currently exercisable options.
(4) Consists of 100 shares of common stock issuable upon exercise of currently exercisable options.
(5) Consists of 100 shares of common stock issuable upon exercise of currently exercisable options.
* Indicates less than 1%
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HELIOS AND MATHESON
INFORMATION TECHNOLOGY INC
By: /s/ Umesh Ahuja
Chief Financial Officer
Date: July 18, 2011